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                                                                    EXHIBIT 10.5

                                 PROMISSORY NOTE

U.S. $3,000,000.00                                              Denver, Colorado
                                                               October 7th, 1998

         FOR VALUE RECEIVED, FRONT RANGE CAPITAL CORPORATION ("Borrower") whose address is 1020 Century Drive Suite 2700 Louisville, CO 80027 promises to pay to the order of BANKERS' BANK OF THE WEST, a Colorado banking corporation, its successors or assigns (hereinafter referred to as "Holder" "BBW"), at its principal office at 1099 18th Street, Suite 2700, Denver, Colorado 80202, or at such other place or places as Holder from time to time may designate in writing, the principal sum of Three Million and 00/100 Dollars ($3,000,000.) in lawful money of the United States, together will, interest from the date hereof at a per annum rate equal to the average National Prime Rate, as published in the Wall Street Journal based on a 360 day year ("Interest Rate"). This note is a revolving draw note and can have multiple advances up to the maximum amount of Three Million dollars and no/100 ($3,000,000) which may be advanced to more than one time. The interest rate payable hereunder shall change when and as the average National Prime Rate changes, whether or not Borrower has notice of such change. Interest shall accrue daily on the outstanding principal balance of this Note. Interest accrues on this obligation from the date of closing. The first interest payment is due on January 5th, 1999 and the successive payments are due on the fifth day of April, July and October thereafter until maturity. Principal on this obligation is payable on demand and if no demand annually beginning October 5th, 1999 ("Maturity Date").

         Borrower reserves the right to prepay all or any part of the principal disbursed hereunder at any time or times during the term of this Note without penalty or premium.

         All payments on this Note shall, at the option of Holder, be applied first to the payment of late charges, if any, then to the repayment of any sums advanced by Holder for the payment of any taxes, assessments or other charges against or accrued in relation to the property securing this Note, then to the payment of any other sums due from Borrower to Holder pursuant to the Loan Documents (as defined below) then to the payment of accrued and unpaid interest, and after all such premiums, charges, sums and interest have been paid, any remainder shall be applied to reduction of the principal balance hereof. Borrower specifically agrees that Holder's acceptance of any partial payment of any sums due hereunder or under any other Loan Documents shall not constitute a cure of Makers default in making the full payment due, an accord and satisfaction of any such obligation, or a waiver of any rights and remedies of Holder whatsoever in connection therewith.

         This Note is secured by: (a) a Stock Pledge Agreement dated concurrently herewith, made by Borrower, as Pledgor, to Holder, as Pledgee, and pledging the stock described therein (Pledged Stock"); (b) a Loan Agreement of even date herewith made by and between Borrower and Holder and, (e) any and all other documents executed to evidence or secure, or executed in connection with this Note (the documents described in this paragraph, together with this Note, are collectively referred to as the "Loan Documents").

         If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or legal holiday under the laws of the State of Colorado, such payment shall be made on the next succeeding business day. The aggregate of all interest (whether designated as interest, service charges, points, prepayment consideration or otherwise) contracted for, chargeable, or receivable

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under this Note and all other Loan Documents shall under no circumstances exceed the maximum legal rate upon the principal balance of this Note remaining unpaid from time to time. Any interest in excess of the maximum amount permitted by law shall be deemed a mistake and canceled automatically and, if theretofore paid, shall at the option of Holder, either be rebated to Borrower or credited against the principal amount of this Note.

         Time is of the essence hereof. Borrower shall be in default under this
Note: (a) if Borrower defaults in the payment of principal or interest on this Note when the same shall be in default for a period often (10) days alter written notice thereof by Holder to Borrower; or (b) Borrower defaults in the performance of any of the covenants or terms contained in the Loan Documents at the time when performance is required by such Loan Documents, after giving effect to any notice and curative provisions contained therein. Upon the occurrence of a default, at the option of Holder: (a) This Note shall thereafter bear interest at the rate or ten percent (10%) per annum over the Interest Rate ("Default Rate"), the Default Rate shall change when and as the Interest Rate changes, whether or not the Borrower has notice of such change; (b) This Note and, at Holder's option, all other obligations of Borrower to Holder, shall become and be immediately due and payable without any further demand, notice or nonpayment, presentment, protest, or notice dishonor, all of which the Burrower hereby expressly waives; (c) If any payment required by this Note is not paid within ten (10) days of when it is due, Borrower shall pay to holder a late charge of live percent (5%) of such payment, this late payment charge intended to compensate Holder for its additional administrative costs resulting hum Borrower's failure to make such payment when due, and has been agreed upon by Borrower and Holder, after negotiation, as reasonable estimate of the additional administrative costs; and (d) Holder shall have all other rights and remedies available under the Loan Documents, at law or in equity. Each right and remedy of holder is cumulative of all other rights and remedies of Holder, whether conferred by law or in the Loan Documents, and may be enforced concurrently. Holder's exercise of any right or remedy shall not be deemed a waiver of any other right or remedy that Holder may have. The failure of Holder to exercise any available remedy upon a default shall not be taken or construed to be a waiver of the right to exercise such options for any subsequent default.

         Borrower hereby agrees to pay all expenses incurred, including, but not limited to, reasonable attorneys' fees if this Note is placed in the hands of an attorney for collection or if this Note is collected through probate, bankruptcy or other judicial proceedings.

         If any term, covenant, condition, agreement, representation or warranty of this Note or the applicant thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term, covenant, condition, agreement, representation or warranty of this Note shall be valid and enforced to the fullest extent permitted by law.

         Holder may, at its option, bring an action to enforce this Note in the District Court of the City and County of Denver, Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. Borrower and all signers or endorsers hereof consent to venue and jurisdiction in the District Court of the City and County of Denver, Colorado, and in the United Slates District Court for the District of Colorado in any action brought to enforce this Note.

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         All persons or entities now or any time liable, whether primarily or secondarily, For the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors, and assigns, respectively, expressly waive presentment for payment, notice of dishonor, demand, protest, notice of protest, diligence in collection, and all claims of exemptions or offsets with respect to this Note and the payments or any part thereof may be extended by holder without in any way modifying, altering, releasing, affecting, or limiting their respective liability. This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

         Any notices given to Borrower hereunder shall be in writing and shall be deemed given if served personally or mailed by certified mail, postage prepaid, addressed to Borrower at Borrower's address stated above, or to such other address as Borrower may designate by written notice to Holder. Any notice to Holder shall be in writing and shall be deemed given if served personally on Holder or mailed by certified wail, postage prepaid, addressed to Holder at Holder's address stated above, or to such other address as Holder may designate by written notice to Borrower.

         This Note shall be construed in accordance with the internal laws of the State of Colorado, without reference to its conflict of law provisions. Where the context so requires, references to any gender shall include the others and references to the singular shall include the plural and vice versa.

         IN WITNESS WHEREOF, Borrower has executed this Note as of the First date written above.

                                          BORROWER:

                                          FRONT RANGE CAPITAL CORPORATION

ATTEST:

/s/ Alice M. Bier                         By:  /s/ Robert L. Beauprez
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                         MODIFICATION OF PROMISSORY NOTE


         This Modification of Promissory Note is to be affixed to and become a part of that certain Promissory Note numbered 2076 and dated October 7, 1998 given by Front Range Capital Corporation ("Borrower') in favor of Bankers' Bank of the West ("Holder" or "BBW"), in the original amount of Three Million and 00/100 dollars ($3,000,000.00), plus interest ("Promissory Note").

         WHEREAS, the Borrower hereby acknowledges the Promissory Note as constituting its lawful and binding undertaking; and

         WHEREAS, Borrower and Holder have agreed that certain modifications be made to the Promissory Note;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower hereby incorporates herein the foregoing Recitals and does hereby amend the terms of the Promissory Note by this Modification of Promissory Note as follows:

         1. Effective today the Principal commitment is reduced to $2,700,000.00.

         2. Notwithstanding anything to the contrary contained in the Promissory Note, the Maturity Date of the Promissory Note shall be October 5, 2000. All outstanding principal and interest accrued under the Promissory Note, ii not paid in full by said date, shall be due and payable on said date.

         3. Except as modified hereby, the Promissory Note dated October 7, 1998, shall remain in full force and effect Borrower hereby reaffirms all of the terms and conditions of the Promissory Note and the Stock Pledge Agreement and Loan Agreement of even date which secure the Promissory Note and all other security instruments and other loan agreements relating to and signed in connection with the loan evidenced by the Promissory Note, agrees that such documents continue in full force and effect enforceable by their respective terms, and hereby waives any defenses, adverse claims, or counterclaims Borrower may have to its obligation or the enforcement of Holder's rights thereunder.

         IN WITNESS WHEREOF, Borrower has signed, scaled and delivered this Modification of Promissory Note the 5th day of October, 1999.

FRONT RANGE CAPITAL                        BANKERS' BANK OF THE WEST
  CORPORATION

/s/ Robert L. Beauprez                     /s/ Larry Pisacka
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Robert L. Beauprez, President              Larry Pisacka, Senior Vice President